Exhibit 10.11
EQUITRANS, L.P.
TRANSPORTATION SERVICE AGREEMENT
APPLICABLE TO FIRM TRANSPORTATION
SERVICE UNDER RATE SCHEDULE FTS
Contract No. EQTR19837-1296
Dated January 8, 2016

This Agreement is entered into by and between Equitrans, L.P. (“Equitrans”) and EQT ENERGY, LLC (“Customer”).

1.Agreement (CHECK ONE)

 _×_ This is a new Agreement.

 ___ This Agreement supersedes, terminates, and cancels Contract No. __________, dated____________. The superseded contract is no longer in effect.

2. Service under this Agreement is provided pursuant to Subpart B or Subpart G of Part 284, Title 18, of the Code of Federal Regulations. Service under this Agreement is in all respects subject to and governed by the applicable Rate Schedule and the General Terms and Conditions of the Equitrans FERC Gas Tariff (“Tariff”) as they may be modified from time to time, and such are incorporated by reference. In the event that language of this Agreement or any Exhibit conflicts with Equitrans’ Tariff, the language of the Tariff will control.

3. Equitrans shall have the unilateral right to file with the Commission or other appropriate regulatory authority, in accordance with Section 4 of the Natural Gas Act, changes in Equitrans’ Tariff, including both the level and design of rates, charges, Retainage Factors and services, and the General Terms and Conditions.

4. Customer’s Maximum Daily Quantity (“MDQ”) of natural gas transported under this Agreement shall be the MDQ stated in Exhibit A to this Agreement. If service under this Agreement is associated with a firm storage agreement, Customer's Base MDQ and Winter MDQ are stated in Alternative Exhibit A.

5. The effective date, term and associated notice and renewal provisions of this Agreement are stated in Exhibit A to this Agreement.

6. The Receipt and Delivery Points are stated in Exhibit A to this Agreement.

7. Customer shall pay Equitrans the maximum applicable rate (including all other applicable charges and Retainage Factors authorized pursuant to Rate Schedule FTS and the Tariff) for services rendered under this Agreement, unless Customer and Equitrans execute Optional Exhibit B (Discounted Rate Agreement) or Optional Exhibit C
(Negotiated Rate Agreement).

8. Exhibits are incorporated by reference into this Agreement upon their execution. Customer and Equitrans may amend any attached Exhibit by mutual agreement, which amendments shall be reflected in a revised Exhibit, and shall be incorporated by reference as part of this Agreement.
EQTR19837-1296

IN WITNESS WHEREOF, Customer and Equitrans have executed this Agreement by their duly authorized officers, effective as of the date indicated above.

CUSTOMER:	EQUITRANS, L.P.:
By /s/ Paul Kress 1/8/2016	By /s/ David Gray 1/18/2016
(Date)	(Date)
Title VP	Title SVP

        EQTR19837-1296

EXHIBIT A
to the
TRANSPORTATION SERVICE AGREEMENT
between EQUITRANS, L.P.
and
EQT ENERGY, LLC,
pursuant to Rate Schedule FTS
Contract No. 1296 Dated 01/08/2016

Date of this Exhibit A: 12/ 6 /2021
Effective Date of this Exhibit A: 1/1/2022
Supersedes Exhibit A Dated: 1/9/2020

1.Notices and Correspondence shall be sent to:
Equitrans, L.P.

    2200 Energy Drive
    Canonsburg, PA 15317
    Attn: Gas Transportation Dept.
    Phone: (412) 395-3230
    E-mail Address: TransportationServices@equitransmidstream.com

EQT Energy, LLC

    625 Liberty Avenue
    Pittsburgh, PA 15222

    Representative: Ray Franks
    Phone: (412) 553-5749
    Facsimile: (412) 395-2675
    E-mail Address: rfranks@eqt.com
    DUNS: 03-585-8708
    Federal Tax I.D. No.: 02-0750473
    Other contact information if applicable:
2.Service Under this Agreement is provided on:

X	Mainline System (includes the Sunrise Transmission System and the Ohio
Valley Connector)

Allegheny Valley Connector

3.    Maximum Daily Quantity (MDQ):

Base MDQ (Dth)	Winter MDQ (Dth)	Effective Date
650,000	650,000	1/1/2022

4.    Primary Receipt and Delivery Point(s)

Primary Receipt Point(s)**        Base            Winter            Effective
(Meter No. and/or Meter Name)        MDQ Allocation    MDQ Allocation    Date

24605 - Mobley            400,000 Dth        400,000 Dth        1/1/2022
24490 - Pluto                15,000 Dth        15,000 Dth        1/1/2022
24564 – Curry                15,000 Dth        15,000 Dth        1/1/2022
M5259543 - McIntosh        150,000 Dth        150,000 Dth        1/1/2022
M5421825 - Michael Kuhn         70,000 Dth        70,000 Dth        1/1/2022
** Receipt point MDQs do not include quantities required for retainage.
Primary Delivery Point(s)            Base            Winter            Effective
(Meter No. and/or Meter Name)        MDQ Allocation    MDQ Allocation    Date

60062D - REX Isaly            500,000 Dth        500,000 Dth        1/1/2022
70007D – Rover Traveler        150,000 Dth        150,000 Dth        1/1/2022

5.     Effective Date and Term: This Exhibit A is effective 1/1/2022 and continues in full force and effect through 9/30/2036.* For agreements twelve (12) months or longer, Customer and/or Equitrans may terminate the agreement at the end of the primary term by providing at least six (6) months prior written notice of such intent to terminate.

At the expiration of the primary term, this Exhibit A has the following renewal term
(choose one):
__X__ no renewal term
____ through _______________ *
____ for a period of _______________ *
____ year to year* (subject to termination on ____months prior written notice)
____ month to month (subject to termination by either party upon ___ days written notice prior to contract expiration)
____ other (described in section 6 below)

* In accordance with Section 6.28 of the General Terms and Conditions, a right of first refusal may apply; any contractual right of first refusal will be set forth in Section 6 of this Exhibit A.

6.     Other Special Provisions:

Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Precedent Agreement dated July 23, 2014 between the parties.

Customer shall have the right of first refusal with respect to the MDQ at the expiration of the Primary Term, for a renewal term of no less than five years, in accordance with Equitrans’ FERC Gas Tariff.

This Agreement incorporates the Credit Agreement dated July 23, 2014 entered into by and between Equitrans and Customer and any amendments or restatements thereto.

Should Equitrans elect in the future to expand the Ohio Valley Connector or a lateral directly connected to the Ohio Valley Connector on a forward haul basis, Customer shall have a right to participate in that project (“OVC Expansion Project”). Equitrans shall notify Customer prior to holding an Open Season for an OVC Expansion Project. Notwithstanding the foregoing, Customer’s right under this section shall not apply to Equitrans’ separate project to modify, expand, and extend certain of its transmission facilities in order to provide additional firm transportation service from Clarington, Ohio to Lebanon, Ohio and such other locations as Equitrans may determine, which is a separate project and not an OVC Expansion Project, and for which an Open Season has already been held. Equitrans and Customer agree that nothing in this section prohibits Customer from requesting firm capacity on similar proposed projects.
IN WITNESS WHEREOF, Customer and Equitrans have executed this Exhibit A by their duly authorized officers, effective as of the date indicated above.

CUSTOMER:	EQUITRANS, L.P.:
By /s/ Keith Shoemaker 12/4/2021	By /s/ Diana M. Charletta 12/6/2021
Keith Shoemaker (Date)	Diana M. Charletta (Date)
Title: Senior Vice President, Commercial EQT Energy, LLC	Title: President and Chief Operating Officer
1296

OPTIONAL EXHIBIT C
to the
TRANSPORTATION SERVICE AGREEMENT
between EQUITRANS, L.P.
And
EQT ENERGY, LLC,
pursuant to Rate Schedule FTS
Contract No.1296 Dated 01/08/2016

Date of this Exhibit C: 12/ 6 /2021
Effective Date of this Exhibit C: 1/1/2022
Supersedes Exhibit C Dated: 1/9/2020

Negotiated Rate Agreement
1. In accordance with Section 6.30 of the General Terms and Conditions of Equitrans’ Tariff, Equitrans and Customer agree that the following negotiated rate provisions will apply under the Agreement:

Negotiated Rates Effective 1/1/2022 – 9/30/2036:

Rates Effective from Mobley Receipt Point (Meter# 24505), Mcintosh Receipt Point (Meter# M5259543), Michael Kuhn Receipt Point (Meter# M5421825), Pluto Receipt Point (Meter# 24490) and Curry (Meter# 24564) to REX Isaly Delivery Point (Meter# 60062D) or Rover Traveler Delivery Point (Meter# 70007D)

    Monthly Reservation Rate    $10.4170 per MDQ
    Commodity Rate        $0.00 per Dth
    Authorized Overrun Rate    $0.3425 per Dth

The negotiated rate will be subject to an annual adjustment (upwards or downwards), to take effect on each anniversary of 10/1/2021, calculated as follows:

OMSGA x (1+D) = ARR, where
OMSGA = The current portion of the Monthly Reservation Rate that accounts for O&M and SG&A
D = the percentage change in the Producer Price Index – Support activities for Oil and Gas Operations (“PPI-Oil and Gas”), as published by the US Department of Labor Bureau of Labor Statistics (“BLS”), from June 1 of the year that is two (2) years immediately prior to the year for which the adjustment is to be effective (the “Adjustment Year”) to June 1 of the year immediately preceding the Adjustment Year, based upon the most recent publication of the PPI-Oil and Gas prior to the end of the year immediately preceding the Adjustment Year for each such date. Any such adjustment (upward or downward) shall be capped at two percent (2%).
ARR = the updated OMSGA to be used in annual adjustments

In addition to the fixed Monthly Reservation Rate, Customer shall pay (1) the applicable FERC ACA surcharge, and (2) the fuel usage, lost and unaccounted for gas percentage retainage factor to recover actual fuel usage, lost and unaccounted for gas based on the following calculation.  Equitrans will initially retain 0.63% of Customer’s nominated receipts volumes to recover fuel, lost and unaccounted for gas.  Equitrans will track the actual experienced fuel and lost and unaccounted for gas experienced to provide transportation service on the Mainline System.  Equitrans will account for the under or over recovered fuel and lost and unaccounted for gas associated with this Agreement in FERC Account 186.  Beginning with the Effective Date, Equitrans shall adjust the Retainage Factor from time to time, but at least on an annual basis, to more accurately reflect actual experienced fuel and lost and unaccounted for gas; however, in no event will the Retainage Factor be less than zero.  Equitrans shall file with the Commission for approval to adjust the Retainage Factor to reflect changes in the actual experienced fuel and unaccounted for gas on the Mainline System.  The resulting Retainage Factor shall be effective until the effective date of Equitrans’ next succeeding filing to update the Retainage Factor for this Agreement.

The Retainage Factor will be considered a negotiated Rate, subject to FERC’s negotiated rate policies, and will only apply to nominations on Equitrans’ System not involving storage injections and withdrawals or on-system non-interstate pipeline delivery points (each, a “City-Gate Point”). Any storage injection and withdrawal or City-Gate Point nominations will be subject to the posted Tariff Retainage Factors and other applicable surcharges (such as the Pipeline Safety Cost rate). In addition, Customer shall not be entitled to reservation charge credits in the event of a service outage affecting the transportation service to be provided under this Agreement.

Except as expressly stated herein, Equitrans’ applicable maximum rates and charges set forth in the Statement of Rates of its Tariff continue to apply.

2. Customer acknowledges that it is electing Negotiated Rates as an alternative to the rates and charges set forth in the Statement of Rates of Equitrans’ Tariff applicable to Rate Schedule FTS, as revised from time to time.

3. This Exhibit C is effective 1/1/2022 and continues in effect through 9/30/2036.

4. In the event any provision of this Exhibit C is held to be invalid, illegal or unenforceable by any court, regulatory agency, or tribunal of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions, terms or conditions shall not in any way be affected or impaired thereby, and the term, condition, or provision which is held illegal or invalid shall be deemed modified to conform to such rule of law, but only for the period of time such order, rule, regulation, or law is in effect.

5. Other Special Provisions:

None.

IN WITNESS WHEREOF, Customer and Equitrans have executed this Exhibit C by their duly authorized officers, effective as of the date indicated above.

CUSTOMER:	EQUITRANS, L.P.:
By /s/ Keith Shoemaker 12/4/2021	By /s/ Diana M. Charletta 12/6/2021
Keith Shoemaker (Date)	Diana M. Charletta (Date)
Title: Senior Vice President, Commercial EQT Energy, LLC	Title: President and Chief Operating Officer

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